UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2017 (August 4, 2017)

Tremor Video, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35982	20-5480343
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1501 Broadway, 8th Floor
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 723-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.                                        Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On August 7, 2017, Tremor Video, Inc. (the “Company”) and ScanScout, Inc. (the “Subsidiary”) completed the sale to Taptica Ltd. (“Buyer”), an affiliate of Taptica International Ltd, of certain assets and certain liabilities primarily related to the Company’s buyer platform, through which buyers of digital video advertising are able to buy, optimize, and measure the effectiveness of their video advertising campaigns across internet connected devices and screens (the “Business”), pursuant to an Asset Purchase Agreement (the “Purchase Agreement”), by and between the Company, the Subsidiary, the Buyer and Taptica International Ltd., dated August 4, 2017.  The purchase price for the sale of the Business was $50 million, payable to the Company as follows: (a) a $30 million payment to the Company in cash on the date of closing and (b) a $20 million payment to the Company via a senior secured promissory note issued to the Company and secured by a security interest in the assets purchased under the Purchase Agreement by the Buyer.  The promissory note will be repaid by Buyer upon the earlier of September 1, 2017 or the closing of a debt financing undertaken by Buyer to repay such note.  In addition, the Company retained certain working capital of the Business above an agreed upon target.

The Purchase Agreement includes customary terms and conditions, including a post-closing net working capital adjustment to the purchase price and provisions that require the Company to indemnify the Buyer in the event that it incurs losses as a result of a breach by the Company of its representations and warranties in the Purchase Agreement and certain other matters.  The Purchase Agreement contains customary representations, warranties and covenants of the Company and Buyer.

Under the terms of the Purchase Agreement, the Company agreed for a period of two years following the closing of the transaction not to solicit for employment or hire any employee being transferred with the Business.  The Company also agreed for a period of three years following the closing of the transaction not to, and not to direct any of their controlled affiliates to, engage, either directly or indirectly, alone or with others, as stockholders or otherwise in any business competitive to the Business.  In connection with the sale of the Business, the Company has agreed to provide certain transition services through December 31, 2017.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1, and the description of the material terms of the Purchase Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, on August 7, 2017, the Company completed the sale of the Business to the Buyer.  The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the sale of the Business, as described in Item 1.01, Lauren Wiener, the Company’s President, Buyer Platform, resigned from the Company and entered into an employment agreement with the Buyer.  Per the terms of her offer letter with the Company, the Company paid Ms. Wiener a one-time bonus of $150,000 upon closing of the transaction.  In addition, the Company agreed to pay Ms. Wiener a pro-rated portion of her 2017 annual bonus target, in the amount of $175,00, and agreed to pro-rated vesting of restricted stock units held by her, for the current year vesting cycle, based on the number of days elapsed from the last vesting date.  As a result of the foregoing, Ms. Wiener vested in an additional 57,128 shares of the Company’s common stock on the date of closing of the transaction.

Item 7.01.            Regulation FD Disclosure.

On August 7, 2017, the Company issued a press release announcing the Company and the Subsidiary’s entrance into the Purchase Agreement described above in Item 1.01 of this Current Report on Form 8-K.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in any such filing.

Item 9.01.             Financial Statements and Exhibits.

(b)           Pro Forma Financial Statements

The pro forma financial information required to be filed under this Item 9.01(b) is attached hereto as Exhibit 99.2.

(d)           Exhibits

The following exhibits are furnished or filed herewith, as applicable:

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of August 4, 2017, by and among Tremor Video, Inc., ScanScout, Inc., Taptica Ltd. and Taptica International Ltd. (filed herewith)

99.1	Press release of Tremor Video, Inc. issued on August 7, 2017. (furnished herewith)

99.2	Pro forma condensed consolidated financial information. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMOR VIDEO, INC.

Dated: August 8, 2017	By:	/S/ Aaron Saltz
Aaron Saltz
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated as of August 4, 2017, by and among Tremor Video, Inc., ScanScout, Inc., Taptica Ltd. and Taptica International Ltd. (filed herewith)

99.1	Press release of Tremor Video, Inc. issued on August 7, 2017. (furnished herewith)

99.2	Pro forma condensed consolidated financial information. (filed herewith)

* The schedules to the Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any schedule omitted from the Purchase Agreement to the SEC upon request.